[Form of Face of Security]
                  [Floating Rate (Resetting Daily, Weekly,
                Monthly, Quarterly, Semi-Annually or Annually)
                         Non-Original Issue Discount
                              Medium-Term Note]

          REGISTERED                              REGISTERED
          No. FLR-                                PRINCIPAL AMOUNT:
          CUSIP

                             THE MEAD CORPORATION

                          MEDIUM-TERM NOTE, SERIES A

                    [Insert if the Security is to be a Global
          Security, -- This Security is a Global Security within the meaning of the Indenture referred to on the reverse hereof and is registered in the name of a Depositary or a nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

                    Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York), a New York corporation, to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

          ORIGINAL ISSUE DATE:                   STATED MATURITY:
                           INITIAL INTEREST RATE %:

          AUTHORIZED                             EXCHANGE RATE
          DENOMINATIONS:                         AGENT:
          (only applicable if                    (Only applicable
          Specified Currency is                  if Specified
          other than U.S.                        Currency is other
          Dollars)                               than U.S. Dollars)

          INTEREST RATE BASIS:

                                                 INDEX MATURITY:

                                                 CALCULATION DATES:

          OID AMOUNT:                            EXCHANGE RATE:
          (Only applicable if                    U.S. $1.00= ____
          issued at Original
          issue discount)

          ORIGINAL ISSUE                         DEFAULT INTEREST
          DISCOUNT SECURITY:                     RATE:

          SPREAD:                                SPREAD MULTIPLIER:

          SPECIFIED CURRENCY:

          MINIMUM INTEREST                       MAXIMUM INTEREST
          RATE:                                  RATE:

          INTEREST PAYMENT
          DATES:

                    Third Wednesday of:  ___ March
                                         ___ June
                                         ___ September
                                         ___ December
                                         _______________
                                         _______________

          INTEREST RESET DATES:                  INTEREST RESET
                                                 PERIOD:

                                                 INTEREST
                                                 DETERMINATION
                                                 DATES:

               Third Wednesday of:

          CALCULATION AGENT:                     REDEMPTION
                                                 COMMENCEMENT DATE:

          REDEMPTION PERIODS:                    REDEMPTION PRICES:

                                                 PREMIUM REDEMPTION
                                                 AMOUNT:

                                                 MAKE-WHOLE PREMIUM

                                 AMORTIZATION    AMORTIZATION
                                 FORMULA:        PAYMENT DATE(S):

                                                 REPAYMENT DATES:


          OTHER PROVISIONS:

                    The Mead Corporation, a corporation duly organized and existing under the laws of the State of Ohio (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to
          _________________________________________, or registered
          assigns, the principal sum of ________________ on the Stated Maturity specified above [If the Security is to bear interest prior to Stated Maturity, insert -- and to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on the Interest Payment Dates in each year specified above and at Stated Maturity, commencing on the first such Interest Payment Date next succeeding the Original Issue Date (or, if the Original Issue Date is after a Regular Record Date and before the Interest Payment Date immediately following such Regular Record Date, on the second such Interest Payment Date next succeeding the Original Issue Date), at a rate per annum equal to the Initial Interest Rate specified above until the first Interest Reset Date following the Original Issue Date and on and after such Interest Reset Date at the rate determined in accordance with the provisions set forth on the reverse hereof, until the principal hereof is paid or made available for payment, and at the rate of ...% per annum on any overdue principal and premium (including any overdue sinking fund or redemption payment) and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date; provided, however, that interest payable at Stated Maturity will be payable to the Person to whom principal shall be payable. If this Security is designated above as an Amortizing Security, then payments of principal and interest will be made in installments over the life of this Security on each Interest Payment Date set forth above, and at Stated Maturity or upon earlier redemption or repayment or otherwise in accordance with any Amortization Formula or on any Amortization Date set forth above. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.]

                    Payment of principal of (and premium, if any) and any such interest on this Security will be made in the Specified Currency specified above; provided, however, that, if this Security is denominated in other than U.S. dollars, payments of principal (and premium, if any) and interest on this Security will nevertheless be made in U.S. dollars: (a) at the option of the Holder of this Security under the procedures described in the two next succeeding paragraphs and (b) at the Company's option in the case of imposition of exchange controls or other circumstances beyond the Company's control as described in the fourth succeeding paragraph. The Company will at all times appoint and maintain a Paying Agent (which may be the Trustee) authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities of this series on behalf of the Company and having an office or agency (the "Paying Agent Office") in The City of New York (the "Place of Payment"), where Securities of this series may be presented or surrendered for payment and where notices, designations or requests in respect of payments with respect to Securities of this series may be served. The Company has initially appointed Citibank, N.A. as such Paying Agent. The Company will give prompt written notice to the Trustee of any change in such appointment.

                    Except as provided in the next paragraph, payments of interest and principal (and premium, if any) on this Security if, denominated in a Specified Currency other than U.S. dollars, will be made in U.S. dollars if the registered Holder of this Security on the relevant Regular Record Date, or at the Stated Maturity, redemption or repayment of such Security, as the case may be, has transmitted a written request for such payment in U.S. dollars to the Paying Agent at the Paying Agent Office in the Place of Payment on or before such Regular Record Date, or the date 16 days before such Stated Maturity, redemption or repayment, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. Any such request made for any Security by a registered Holder will remain in effect for any further payments of interest and principal (and premium, if any) on such Security payable to such Holder, unless such request is revoked on or before the relevant Regular Record Date or the date 16 days before the Stated Maturity, redemption or repayment of such Security, as the case may be.

                    The U.S. dollar amount to be received by a Holder of this Security, if denominated in a Specified Currency other than U.S. dollars, who elects to receive payment in U.S. dollars will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent as of 11:00 a.m., New York City time on the second Business Day next preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of such Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable to all Holders of Securities of this series, if denominated in such Specified Currency, electing to receive U.S. dollar payments on such payment date and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available on the second Business Day preceding the payment of principal (and premium, if any) or interest for any such Security, such payment will be made in the Specified Currency. The Holder by his or her acceptance of this Security hereby agrees that all currency exchange costs associated with any payment in U.S. dollars on this Security will be borne by the Holder hereof by deductions from such payment. If this Security is denominated in a Specified Currency other than U.S. dollars, (i) the Company will at all times appoint and maintain a banking institution that is not an Affiliate of the Company as Exchange Rate Agent hereunder; and (ii) the Company has initially appointed the Exchange Rate Agent specified above as such Exchange Rate Agent and will give prompt written notice to the Trustee of any change in such appointment.

                    Payment of the principal of (and premium, if any) and interest on any Security of this series due at the Stated Maturity, redemption or repayment of such Security will be made in immediately available funds upon surrender of such Security to the Paying Agent at the Paying Agent Office in the Place of Payment; provided that such Security is presented to the Paying Agent in time for the Paying Agent to make such payment in accordance with its normal procedures. Payments of interest on any Security of this series (other than at the Stated Maturity, redemption or repayment of such Security) will be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer to such account as may have been appropriately designated to the Paying Agent by such Person.

                    If the principal of (and premium, if any) or interest on any Security of this series is payable in other than U.S. dollars and such Specified Currency is not available, due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of such Security by making such payments in U.S. dollars on the basis of the most recently available Exchange Rate (as defined on the reverse hereof) and the payment in U.S. dollars shall not be an Event of Default hereunder.

                    Reference is hereby made to the further
          provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                    Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or its Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


                    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

          Dated:                        THE MEAD CORPORATION

                                        By_________________________
          [SEAL]                          Name:
                                          Title:

          Attest:

          __________________________
                    Secretary


                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                    This is one of the Securities issued under the within-mentioned Indenture.

          CITIBANK, N.A.
                As Trustee

          By __________________________
                Authorized Signatory


                        [Form of Reverse of Security]
                   [Floating Rate (Resetting Daily, Weekly,
                Monthly, Quarterly, Semi-Annually or Annually)
                         Non-Original Issue Discount
                              Medium-Term Note]

                             THE MEAD CORPORATION

                          MEDIUM-TERM NOTE, SERIES A

                    This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of October 20, 1997 (the "Indenture"), between the Company and Citibank, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof. The Securities of this series may be issued upon original issuance under the Indenture from time to time at an aggregate initial public offering price not to exceed $154,000,000 or its equivalent in foreign currencies, currency units or composite currencies. The aggregate principal amount of Securities of this series which may be issued under the Indenture will be limited to the aggregate of the principal amounts of the Securities of this series so issued upon original issuance in accordance with such limit.

                    The rate of interest on this Security will be reset daily, weekly, monthly, quarterly, semi-annually or annually (such period being the "Interest Reset Period", and the first date of each Interest Reset Period being an "Interest Reset Date"), depending on the Interest Reset Period specified on the face hereof; provided, however, that the interest rate in effect from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate specified on the face hereof. Except as provided in the next sentence and in the seventh succeeding paragraph (i.e., under the caption "Treasury Rate"), the Interest Reset Date will be, if this Security resets daily (unless the Interest Rate Basis for this Security is the Treasury Rate), each Business Day; if this Security resets weekly (unless the Interest Rate Basis for this Security is the Treasury Rate), the Wednesday of each week; if this Security resets weekly and the Interest Rate Basis for this Security is the Treasury Rate, the Tuesday of each week; if this Security resets monthly, the third Wednesday of each month; if this Security resets quarterly, the third Wednesday of each March, June, September and December; if this Security resets semi-annually, the third Wednesday of two months of each year, as specified on the face hereof; if this Security resets annually, the third Wednesday of one month of each year, as specified on the face hereof; and if this security resets at intervals other than those described above, the date(s) specified on the face hereof. If any Interest Reset Date would otherwise be a day that is not a Market Day for this Security, the Interest Reset Date shall be postponed to the next day that is a Market Day for this Security, except that if the Interest Rate Basis specified on the face hereof is LIBOR and such next succeeding Market Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Market Day for this Security.

                    "Market Day" means, (i) for any Security other than a Security whose Interest Rate Basis is LIBOR, any Business Day in The City of New York, and, (ii) for any Security whose Interest Rate Basis is LIBOR, any Business Day in The City of New York which is also a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market (each day on which dealings in deposits in U.S. dollars are transacted in the London interbank market, a "London Business Day"). "Business Day" means, with respect to any particular location, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in such location are authorized or obligated by law or executive order to close.

                    If any Interest Payment Date (other than an
          Interest Payment Date that is the maturity date or earlier redemption or repayment date for this Security) would fall on a day that is not a Market Day with respect to this Security, such Interest Payment Date will be the following day that is a Market Day with respect to this Security, except that if the Interest Rate Basis for this Security is LIBOR and such Market Day is in the next succeeding calendar month, then such Interest Payment Date will instead be the immediately preceding day that is a Market Day (and interest shall accrue to, but excluding, such Interest Payment Date as rescheduled).
          If the maturity date or any earlier redemption or repayment date of this Security would fall on a day that is not a Market Day, the payment of principal, premium, if any, and interest otherwise due on such day will be made on the next succeeding Market Day, and no interest on such payment shall accrue for the period from and after such maturity, redemption or repayment date, as the case may be.

                    Except as otherwise specified, the rate of interest on this Security for each Interest Reset Date shall be the rate determined in accordance with the provisions below corresponding to the Interest Rate Basis specified on the face hereof:

                    Commercial Paper Rate.  If the Interest Rate
               Basis of this Security is the Commercial Paper Rate, the interest rate hereon for any Interest Reset Date shall equal (a) the Money Market Yield (calculated as described below) of the per annum rate (quoted on a bank discount basis) on the relevant Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified on the face hereof, (i) as such rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Commercial Paper" or (ii) if such rate is not published before 9:00 a.m., New York City time, on the relevant Calculation Date, then as such rate is published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 p.m. Quotations for U.S. Government Securities" or any successor publication published by the Federal Reserve Bank of New York ("Composite Quotations") under the heading "Commercial Paper" or (b) if by 3:30 p.m. New York City time, on such Calculation Date, such rate is not yet published in either H.15(519) or Composite Quotations, the Money Market Yield of the arithmetic mean of the offered per annum rates (quoted on a bank discount basis), as of 11:00 a.m., New York City time, on such Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency, in any of the above cases (a) or (b) as adjusted (x) by the addition or subtraction of the Spread, if any, specified on the face hereof, and (y) by the multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that, if fewer than three dealers selected as provided above by the Calculation Agent are quoting as mentioned in this sentence, the interest rate hereon for such Interest Reset Date will be the interest rate hereon in effect on such Commercial Paper Interest Determination Date (or, if the Initial Interest Rate is then in effect, the Commercial Paper Rate will be the Initial Interest Rate and will not be adjusted by any Spread or Spread Multiplier.

               "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

                    Money Market Yield = 100 x     360 x D
                                                -------------
                                                360 - (D x M)

               where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the period for which interest is being calculated.

                    Prime Rate.  If the Interest Rate Basis of this
               Security is the Prime Rate, the interest rate hereon for any Interest Reset Date shall equal (a)(i) the rate for the relevant Prime Rate Interest Determination Date set forth in H.15(519) under the heading "Bank Prime Loan", or (ii) if such rate is not published before 9:00 a.m., New York City time, on the relevant Calculation Date, then the arithmetic mean of the rates of interest publicly announced by each bank that appears on the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks) ("Reuters Screen USPRIME1 Page") as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date as quoted on the Reuters Screen USPRIME1 Page on such Prime Rate Interest Determination Date or (b) if fewer than four such rates appear on the Reuters Screen USPRIME1 Page on such Prime Rate Interest Determination Date, the arithmetic mean of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on such Prime Rate Interest Determination Date by three major money center banks in The City of New York selected by the Calculation Agent, in any of the above cases (a) or (b) as adjusted (x) by the addition or subtraction of the Spread, if any, specified on the face hereof, and then (y) by the multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that, if fewer than three banks selected as provided above by the Calculation Agent are quoting as mentioned in this sentence, the interest rate hereon for such Interest Reset Date will be the interest rate hereon in effect on such Prime Rate Interest Determination Date (or, if the Initial Interest Rate is then in effect, the Prime Rate will be the Initial Interest Rate and will not be adjusted by any Spread or Spread Multiplier).

                    LIBOR.  If the Interest Rate Basis of this
               Security is LIBOR, the interest rate hereon for any Interest Reset Date shall be determined by the Calculation Agent in accordance with the following provisions:

                         (a)  The Calculation Agent will
                    determine either (i) the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the applicable Index Maturity which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"), or (ii) the rate for deposits in U.S. dollars for the period of the applicable Index Maturity that appears on the Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Interest Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service (or such other page as may replace the LIBO page on the service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service for the purpose of displaying London interbank offered rates of major banks). If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR will be determined as if LIBOR Telerate had been specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of that LIBOR Interest Determination Date will be determined as described in (b) below.

                         (b)  If fewer than two offered
                    rates appear on the Reuters Screen
                    LIBO Page or no rate appears on
                    Telerate Page 3750, as applicable,
                    the Calculation Agent will request
                    the principal London offices of four
                    major banks in the London interbank
                    market, as selected by the
                    Calculation Agent, to provide the
                    Calculation Agent with its offered
                    quotations for deposits in U.S.
                    dollars for the period of the
                    applicable Index Maturity to prime
                    banks in the London interbank market
                    at approximately 11:00 a.m., London
                    time, commencing on the second London
                    Business day immediately following
                    such LIBOR Interest Determination
                    Date and in a principal amount equal
                    to an amount of not less than U.S. $l
                    million that is representative of a
                    single transaction in such market at
                    such time.  If at least two
                    quotations are provided, LIBOR with
                    respect to such LIBOR Interest
                    Determination Date will be the
                    arithmetic mean of such quotations.
                    If fewer than two quotations are
                    provided, LIBOR in respect of that
                    LIBOR Interest Determination Date
                    will be the arithmetic mean of rates
                    quoted by three major banks in The
                    City of New York selected by the
                    Calculation Agent at approximately
                    11:00 a.m., New York City time,
                    commencing on the second London
                    Business Day immediately following
                    such LIBOR Interest Determination
                    Date for loans in U.S. dollars to
                    leading European banks, for the
                    period of the applicable Index
                    Maturity and in a principal amount
                    equal to an amount of not less than
                    U.S. $1 million that is
                    representative for a single
                    transaction in such market at such
                    time; provided, however, that if
                    fewer than three banks selected as
                    aforesaid by the Calculation Agent
                    are quoting rates as mentioned in
                    this sentence, the rate of interest
                    in effect for the applicable period
                    will be the LIBOR in effect on such
                    LIBOR Interest Determination Date (or
                    if the Initial Interest Rate is then
                    in effect, LIBOR will be the Initial
                    Interest Rate and will not be
                    adjusted by any Spread or Spread
                    Multiplier).

               In any of the above cases, LIBOR will be adjusted by the addition or subtraction of a Spread, if any, specified on the face hereof and by multiplication by the Spread Multiplier, if any, specified on the face hereof.

                    Treasury Rate.  If the Interest Rate Basis of
               this Security is the Treasury Rate, the interest rate hereon for any Interest Reset Date shall equal
               (a) the rate for the auction on the relevant
               Treasury Interest Determination Date of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof, (i) as such rate is published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Auction Average
               (Investment)" or (ii) if such rate is not so published by 9:00 a.m., New York City time, on the relevant Calculation Date, then the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury or (b) if the results of such auction of Treasury Bills having the Index Maturity specified on the face hereof are not published or reported as provided above by 9:00 a.m., New York City time, on such Calculation Date, or if no such auction is held during such week, then the rate set forth in H.15(519) for the relevant Treasury Interest Determination Date for the Index Maturity specified on the face hereof under the heading "U.S. Government Securities/Treasury Bills/Secondary
               Market" or (c) if such rate is not so published by 3:00 p.m., New York City time, on the relevant Calculation Date, then the yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on such Treasury Interest Determination Date, of three primary United States government securities dealers in The City of New York selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof, in any of the above cases (a), (b) or (c) as adjusted (x) by the addition or subtraction of the Spread, if any, specified on the face hereof, and
               (y) by the multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that, if fewer than three dealers selected as provided above by the Calculation Agent are quoting as mentioned in this sentence, the Treasury Rate hereon for such Interest Reset Date will be the interest rate hereon in effect on such Treasury Interest Determination Date (or, if the Initial Interest Rate is then in effect, the Treasury Rate will be the Initial Interest Rate and will not be adjusted by any Spread or Spread Multiplier).

                    CD Rate.  If the Interest Rate Basis of this
               Security is the CD Rate, the interest rate hereon for any Interest Reset Date shall equal (a) the rate for the relevant CD Rate Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified on the face hereof (i) as published in H.15(519) under the heading "CDs (Secondary Market)" or (ii) if such rate is not published before 9:00 a.m., New York City time, on the relevant Calculation Date, then the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published in Composite Quotations under the heading "Certificates of Deposit" or (b) if by 3:00 p.m., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, the arithmetic mean of the secondary market offered rates, as of 10:00 a.m., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity specified on the face hereof in a denomination of U.S. $5,000,000, in either of the above cases (a) or (b) as adjusted (x) by the addition or subtraction of the Spread, if any, specified on the face hereof, and (y) by the multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that, if fewer than three dealers selected as provided above by the Calculation Agent are quoting as mentioned in this sentence, the interest rate hereon for such Interest Reset Date will be the interest rate hereon in effect on such CD Rate Interest Determination Date (or, if the Initial Interest Rate is then in effect, the CD Rate will be the Initial Interest Rate and will not be adjusted by any Spread or Spread Multiplier).

                    CMT Rate.  If the Interest Rate Basis of this
               Security is the CMT Rate, the interest rate hereon for any Interest Reset Date will equal (a) the treasury constant maturity rate for direct obligations of the United States ("Treasury Notes") on the relevant CMT Rate Interest Determination Date for the Index Maturity specified on the face hereof as published in H.15(519) under the heading "U.S. Government Securities/Treasury Constant Maturities" or (b) in the event that such rate is not published by 3:00 P.M., New York City time, on the relevant Calculation Date, the bond equivalent yield of the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three primary United States government securities dealers in The City of New York selected by the Calculation Agent for the issue of Treasury Notes with a remaining maturity closest to the Index Maturity, in either of the above cases (a) or (b) as adjusted (x) by the addition or subtraction of the Spread, if any, specified on the face hereof and (y) by the multiplication of the Spread Multiplier, if any, specified on the face hereof; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the interest rate with respect to such Interest Reset Date will be the CMT Rate in effect on the day prior to such CMT Rate Interest Determination Date (or, if the Initial Interest Rate is then in effect, the interest rate will be the Initial Interest Rate and will not be adjusted by any Spread or Spread Multiplier).

                    Federal Funds Rate.  If the Interest Rate Basis
               of this Security is the Federal Funds Rate, the interest rate hereon for any Interest Reset Date shall equal (a) the rate on the relevant Federal Funds Interest Determination Date for Federal Funds
               (i) as published in H.15(519) under the heading "Federal Funds (Effective)" or (ii) if such rate is not published before 9:00 a.m., New York City time, on the relevant Calculation Date, then the rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate" or (b) if by 3:00 p.m., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, the arithmetic mean of the rates, as of 9:00 a.m., New York City time, on such Federal Funds Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent, in any of the above cases (a) or
               (b) as adjusted (x) by the addition or subtraction of the Spread, if any, specified on the face hereof, and (y) by the multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that, if fewer than three brokers selected as provided above by the Calculation Agent are quoting as mentioned in this sentence, the interest rate hereon for such Interest Reset Date will be the interest rate hereon in effect on such Federal Funds Interest Determination Date (or if the Initial Interest Rate is then in effect, the Federal Funds Rate will be the Initial Interest Rate and will not be adjusted by any Spread or Spread Multiplier).

                    Notwithstanding the foregoing the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, specified on the face hereof or less than the Minimum Interest Rate, if any, specified on the face hereof. In addition, the interest rate hereon will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

                    The Company will at all times appoint and maintain a banking institution that is not an Affiliate of the Company as Calculation Agent hereunder. The Company has initially appointed Citibank, N.A. as such Calculation Agent and will give prompt written notice to the Trustee of any change in such appointment. The Company will cause the Calculation Agent to calculate the interest rate on this Security for any Interest Reset Date in accordance with the foregoing on or before the Calculation Date pertaining to the related Interest Determination Date. Except as otherwise provided herein, all percentages resulting from any calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards). The "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Stated Maturity, redemption date or repayment date, as the case may be. The Calculation Agent's determination of any interest rate will be final and binding in the absence of manifest error.

                    Upon the request of the Holder of this
          Security, the Calculation Agent will provide to such Holder the interest rate hereon then in effect and, if determined, the interest rate hereon which will become effective on the next Interest Reset Date.

                    The Interest Determination Date pertaining to an Interest Reset Date if the rate of interest hereon shall be determined in accordance with the provisions under the headings above entitled "Commercial Paper Rate" (the "Commercial Paper Interest Determination Date"), "Prime Rate" (the "Prime Rate Interest Determination Date"), "CD Rate" (the "CD Rate Interest Determination Date"), "CMT Rate" (the "CMT Rate Interest Determination Date") and "Federal Funds Rate" (the "Federal Funds Rate Interest Determination Date") will be the second Market Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date if the rate of interest hereon shall be determined in accordance with the provisions under the heading above entitled "LIBOR" (the "LIBOR Interest Determination Date") will be the second London Business Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date if the rate of interest hereon shall be determined in accordance with the provisions under the heading above entitled "Treasury Rate" (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls (which will be the day on which Treasury bills would normally be auctioned). If, as the result of a legal holiday, an auction is held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the first Market Day immediately following such auction date.

                    Payments of interest hereon with respect to any Interest Payment Date will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the Original Issue Date, if no interest has been paid or duly made available for payment) to but excluding the applicable Interest Payment Date or the Stated Maturity, as the case may be.

                    Accrued interest hereon from (and including) the Original Issue Date or from (and including) the last date to which interest has been paid or duly provided for is calculated by multiplying the principal amount of this Security by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from (and including) the Original Issue Date, or from (and including) the last date to which interest has been paid or duly provided for, to but excluding the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day is computed by dividing the interest rate (expressed as a decimal rounded to the nearest one-hundred thousandth, as herein before specified) applicable to such day by 360 or, if the Interest Rate Basis for this Security is the Treasury Rate or CMT Rate, by the actual number of days in the year.

                    This Security may be subject to repayment at the option of the Holder prior to the Stated Maturity specified on the face of this Security on the Repayment Date(s), if any, specified on the face of this Security. If no Repayment Dates are specified on the face of this Security, this Security may not be so repaid at the option of the Holder hereof prior to the Stated Maturity. On any Repayment Date, this Security shall be repayable in whole or in part in increments of $1,000 or such other minimum denomination specified on the face hereof (provided that any remaining principal amount shall be at least $1,000 or such other minimum denomination) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid (or, if this Security is an Original Issue Discount Security, such lesser amount as is provided herein), together with accrued but unpaid interest hereon to the date of repayment. For this Security to be repaid in whole or in part at the option of the Holder hereof, this Security must be received, together with the form entitled "Option to Elect Repayment" (set forth below) duly completed, by the Trustee at its Corporate Trust Office (or such other address of which the Company shall from time to time notify the Holders), not more than 60 nor less than 30 days prior to the date of repayment. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Security in part only, a new Security for the unpaid portion hereof shall be issued in the name of the Holder hereof.

                    If so designated on the face of this Security, this Security may be redeemed prior to its Stated Maturity by the Company on any date on or after the Redemption Commencement Date indicated on the face hereof. If a Redemption Commencement Date is not designated on the face hereof, then this Security may not be redeemed by the Company prior to its Stated Maturity.

                    If a Redemption Commencement Date is specified on the face of this Security, this Security may be redeemed prior to its stated maturity at the option of the Company in whole or in part in increments of $1,000 or such other minimum denomination specified on the face hereof (provided that any remaining principal amount of this Security shall be at least $1,000 or such other minimum denomination specified on the face hereof) at the Redemption Price, together with accrued interest to the Redemption Date, on notice given not more than 60 nor less than 30 days prior to the Redemption Date. Interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture. If less than all of the Securities of this series are to be redeemed, the Securities of this series to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate. In the event of redemption of this Security in part only, a new Security for the unredeemed portion hereof shall be issued in the name of the Holder hereof.

                    The Company shall mail to each Security Holder whose Security is to be redeemed in whole or in part a notice setting forth the portion of such Security to be redeemed and such notice shall be mailed to such Holder at his address as it appears in the Security Register.

                    The amount of the "Make-Whole Premium" in respect of the principal amount of this Security to be redeemed will be the excess, if any, of (i) the sum of the present values, as of the Redemption Date of this Security, of (A) the respective interest payments (exclusive of the amount of accrued interest to the Redemption Date) on this Security that, but for such redemption, would have been payable on their respective Interest Payment Dates after such Redemption Date, and
          (B) the payment of such principal amount that, but for such redemption, would have been payable on the Stated Maturity over (ii) the amount of such principal to be redeemed. Such present values will be determined in accordance with generally accepted principles of financial analysis by discounting the amounts of such payments of interest and principal from their respective Stated Maturities to such Redemption Date at a discount rate equal to the Treasury Yield.

                         The "Treasury Yield" in respect of this
          Security shall be determined as of the date on which notice of redemption of this Security is sent to the Holder hereof by reference to the most recent Board of Governors of the Federal Reserve System "Statistical Release H.15 (519)" (or any successor publication of the Federal Reserve System) which has become publicly available not more than two Business Days prior to such date (or, if such Statistical Release (or successor publication) is no longer published or no longer contains the applicable data, to the most recently published issue of The Wall Street Journal (Eastern Edition) published not more than two Business Days prior to such date that contains such data or, if The Wall Street Journal (Eastern Edition) is no longer published or no longer contains such data, to any publicly available source of similar market data), and shall be the most recent weekly average yield on actively traded U.S. Treasury Securities adjusted to a constant maturity equal to the Remaining Life of this Security and, if applicable, converted to a bond equivalent yield basis as described below. The "Remaining Life of this Security" shall equal the number of years from the Redemption Date to the Stated Maturity of this Security; provided that if the Remaining Life of this Security is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is specified in the applicable source, then the Remaining Life of this Security shall be rounded to the nearest one-twelfth of one year and the Treasury Yield shall be obtained by linear interpolation computed to the fifth decimal place (one thousandth of a percentage point) and then rounded to the fourth decimal place (one hundredth of a percentage point)), after rounding to the nearest one-twelfth of one year, from the weekly average yields of (a) the actively traded U.S. Treasury security with a maturity closest to and less than the Remaining Life of this Security and (b) the actively traded U.S. Treasury security with a maturity closest to and greater than the Remaining Life of this Security, except that if the Remaining Life of this Security is less than three months, the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of three months shall be used. The Treasury Yield shall, if expressed on a yield basis other than that equivalent to a bond equivalent yield basis, be converted to a bond equivalent yield basis and shall be computed to the fifth decimal place (one thousandth of a percentage point) and then rounded to the fourth decimal place (one hundredth of a percentage point).

                    If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series (or, in the case of any Securities of this series that are Original Issue Discount Securities, an amount of principal thereof determined in accordance with the provisions of this Security set out in the next paragraph (the "Default Amount")) may be declared due and payable in the manner and with the effect provided in the Indenture.

                    If this Security is an Original Issue Discount Security and if an Event of Default with respect to the Securities of this series shall have occurred and be continuing, the Default Amount of principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture. Such Default Amount shall be equal to the adjusted issue price as at the first day of the accrual period as determined under the United States Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder (the "Code"), in which the date of acceleration occurs increased by the daily portion of the original issue discount for each day in such accrual period ending on the date of acceleration, as determined under the Code. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest all of the Company's obligations in respect of the payment of the principal of and interest, if any, on this Security shall terminate.

                    The Indenture contains provisions for
          defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

                    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least 66-2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. The principal amount of an Original Issue Discount Security or a Security denominated in a Specified Currency other than U.S. dollars that shall be deemed to be Outstanding for purposes of the foregoing shall be determined as provided in the Indenture. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security or Securities issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                    As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

                    No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

                    As provided in the Indenture and subject to certain limitations (including, in the case of any Global Security, certain additional limitations) therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                    The Securities of this series are issuable only in registered form without coupons in denominations of
          (i) if denominated in U.S. dollars, $1,000 and integral multiples thereof or (ii) if denominated in a Specified Currency other than U.S. dollars, the equivalent amount of such Specified Currency, at the noon buying rate in The City of New York for cable transfers for such Specified Currency (the "Exchange Rate") on or prior to the sixth Business Day in The City of New York and in the country issuing such currency (or, for ECUs, Brussels) next preceding the Original Issue Date, to U.S. $1,000 (rounded to the nearest 1,000 units of such Specified Currency) and any greater amount that is an integral multiple of such amount unless otherwise specified on the face hereof. As provided in the Indenture and subject to certain limitations (including, in the case of any Global Security, certain additional limitations) therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                    No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                    Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                    THIS SECURITY SHALL BE GOVERNED BY AND
          CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW
          YORK.

                    All terms used in this Security that are otherwise not defined herein but are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                                ABBREVIATIONS

                    The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations.

                    TEN COM - as tenants in common

                    TEN ENT - as tenants by the entireties

                    JT TEN -  as joint tenants with the right of
                              survivorship and not as tenants in
                              common

                    UNIF GIFT MIN ACT - __________Custodian______
                                         (Cust)           (Minor)
                              under Uniform Gifts to Minors Act

                              -----------------------------------
                                          (State)

                    Additional abbreviations may also be used
                         though not in the above list.

                         ---------------------------


                                  ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby
          sell(s), assign(s) and transfer(s) unto ________________
          ________________________________________________________


          PLEASE INSERT SOCIAL SECURITY OR OTHER
          IDENTIFYING NUMBER OF ASSIGNEE
           ____________________________
          /___________________________/
          ________________________________________________________

          ________________________________________________________
                 (Please Print or Typewrite Name and Address,
                   Including Postal Zip Code, of Assignee)

          ________________________________________________________

          the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints ____________________

          ---------------------------------------------------------

          to transfer said Security on the books of the Company, with full power of substitution in the premises.

                    If less than the entire principal amount of the within Security is to be sold, transferred or assigned, specify the portion thereof which the Holder elects to have sold, transferred or assigned: __________; and specify the denomination or denominations (which shall not be less than the minimum-authorized denomination) of the Securities to be issued to the Holder for the portion of the within Security not being sold, transferred or assigned (in the absence of any such specification, one such Security will be issued for the portion not being sold, transferred or assigned):________.

          Dated:___________________

          Signature Guaranteed


          NOTICE:  Signature must be    NOTICE:  The signature of
          guaranteed by a member firm   this assignment must
          of the New York Stock         correspond with the
          Exchange or a commercial      name as written upon the
          bank or trust company.        face of the within Security
                                        in every particular, without
                                        alteration or enlargement or
                                        any change whatever.


                              OPTION TO ELECT REPAYMENT

                    The undersigned hereby irrevocably requests and instructs the Company to repay the within Security (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Repayment Date, to the undersigned at

          ------------------------------------------------------------
          ------------------------------------------------------------
          ------------------------------------------------------------
                (Please print or typewrite name and address of
                               the undersigned)

                    If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof which the Holder elects to have repaid: --------; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Securities to be issued to the Holder for the portion of the within Security not being repaid (in the absence of any such specification, one such Security will be issued for the portion not being repaid): -----------.

          Dated:-----------------       ---------------------------
                                        NOTICE: The signature on
                                        this Option to Elect
                                        Payment must correspond
                                        with the name as written
                                        upon the face of the within
                                        Security in every
                                        particular, without
                                        alteration or enlargement
                                        or any change whatever.

                                        SIGNATURE GUARANTEED